                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                          ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
   [ ]  Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BROOKSTONE, INC.
--------------------------------------------------------------------------------
                (Name of registrant as specified in its charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [x] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined

          ----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
      (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

          ----------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
      (3) Filing Party:

          ----------------------------------------------------------------------
      (4) Date Filed:

          ----------------------------------------------------------------------

                               BROOKSTONE, INC.
                              17 Riverside Street
                          Nashua, New Hampshire 03062

                                 May 10, 2002

        Dear Stockholder:

            We cordially invite you to attend our 2002 Annual Meeting of Stockholders, which will be held at 9:30 a.m. (local time) on June 11, 2002 at the Fleet Training Center, One Federal Street, 7th Floor, Boston, Massachusetts.

            Details of business to be conducted at the Annual Meeting of Stockholders are given in the attached Notice of Annual Meeting and proxy statement. Please read the proxy statement and complete, sign and return your proxy promptly in the enclosed envelope.

            We hope you will join us on June 11th for our annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                          Sincerely,
                                          /s/ Michael Anthony
                                          MICHAEL F. ANTHONY
                                          President and Chief
                                          Executive Officer

                               BROOKSTONE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 June 11, 2002

   Notice is hereby given that the Annual Meeting of Stockholders of Brookstone, Inc., a Delaware corporation, will be held at the Fleet Training Center, One Federal Street, 7th Floor, Boston, Massachusetts on June 11, 2002 at 9:30 a.m. (local time) for the following purposes:

    1. To elect five directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors shall be elected or qualified;

    2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 2003;

    3. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

   Only stockholders of record at the close of business on May 1, 2002 are entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from June 3, 2002 to the date of the meeting at the offices of Ropes & Gray, (attn: David B. Walek, Esq.) One International Place, Boston, Massachusetts 02110.

                                          By Order of the Board of Directors
                                          /s/ Philip Roizin
                                          PHILIP W. ROIZIN
                                          Executive Vice President, Finance
                                          and Administration, Treasurer and
                                          Secretary

Nashua, New Hampshire
May 10, 2002

        IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING.
       PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                               BROOKSTONE, INC.

                               -----------------

                        Annual Meeting of Stockholders
                                 June 11, 2002

                               -----------------


                                PROXY STATEMENT

   The enclosed form of proxy is solicited on behalf of the Board of Directors of Brookstone, Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Fleet Training Center, One Federal Street, 7th Floor, Boston, Massachusetts, on June 11, 2002 at 9:30 a.m. (local time) and at any and all adjourned sessions thereof. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company, or (iii) by attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

   The expense of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may solicit proxies by officers, directors and regular employees of the Company in person or by telephone or telegraph. Any officers and regular employees of the Company who engage in any such solicitation will receive no compensation in addition to their regular salaries. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

   In the absence of contrary instructions, the persons named as proxies will vote for (i) the election of the nominees for director named below, and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 2003. The holders of record of shares of the common stock, $.001 par value, of the Company (the "Common Stock") at the close of business on May 1, 2002 are entitled to receive notice of and to vote at the Annual Meeting. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. As of April 19, 2002, the Company had issued and outstanding 8,476,972 shares of Common Stock held by 146 holders of record.

   Consistent with state law and the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as tellers for the meeting. The five nominees who receive the greatest number of votes properly cast for the election of directors will be elected. An affirmative vote of a majority of votes properly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending February 1, 2003. The tellers will count the total number of votes cast "FOR" such ratification for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will be counted as votes properly cast with regard to the matter. Accordingly, such abstentions and broker non-votes will have no effect on the outcome of voting on the election of directors or the ratification of the appointment of independent accountants.

   It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders commencing on or about May 10, 2002.

   The Annual Report of the Company, including consolidated financial statements for the fiscal year ended February 2, 2002 ("Fiscal 2001"), is being mailed to the Company's stockholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

   Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as directors for a term of one year expiring at the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. It is expected that each nominee will be able to serve, but the proxies reserve discretion to vote or refrain from voting for a substitute nominee if a nominee is unable to serve. Each of the following nominees currently serves as a director of the Company, except for Andrea Weiss. The nominees are as follows:

Nominees as Directors

Michael F. Anthony, 47
Chairman of the Board, President and Chief Executive Officer

   Mr. Anthony was appointed Chairman of the Board in March 1999 and has been President and Chief Executive Officer of the Company since September 1995. From October 1994 until he assumed the function of Chief Executive Officer, Mr. Anthony served as President and Chief Operating Officer of the Company. From 1989 to October 1994 he held various senior executive positions with Lechter's, Inc., a nationwide chain of specialty housewares stores, including President in 1994, Executive Vice President from 1993 to 1994 and Vice President/General Merchandise Manager from 1989 to 1993. From 1978 to 1989 he was with Gold Circle, which at the time was a division of Federated Department stores, where he held various merchandising positions, including Divisional Vice President/Divisional Merchandise Manager from February 1986 to 1989.

Mone Anathan, III, 63
Director

   Mr. Anathan has been a director of the Company since December 1989. Presently an independent investor, from July 1988 through June 1997, Mr. Anathan served as President, Treasurer and a director of Filene's Basement Corp., an off-price specialty apparel chain. From June 1997 until November 1999, he served Filene's Basement Corp. in the capacity of Vice Chairman of the Board of Directors and Chairman of the Executive Committee. He served as President of the Filene's Basement division of Federated Department Stores, Inc. from February 1984 until Filene's Basement was purchased from Federated Department Stores, Inc. in a management-led buyout in July 1988. Mr. Anathan is a director of Boston Advisors Trust and was formerly a director of Beth Israel Hospital and Harvard Pilgrim Health Care.

Michael L. Glazer, 54
Director

   Mr. Glazer has been a director of the Company since June 1996. Mr. Glazer has been President and Chief Executive Officer of K.B Toys since May 1996. Prior to that, from May 1995 to May 1996, he was President of Big Lots Stores, Inc. (formerly Consolidated Stores Corporation) and from September 1990 to January 1995, he served as President of The Bombay Company, Inc., a specialty home furnishings retailer. Mr. Glazer is a director of K.B Toys, Big Lots, Stage Stores, and Berkshire Life Insurance Company.

Kenneth E. Nisch, 48
Director

   Kenneth E. Nisch has been a director of the Company since August 2000. Mr. Nisch is a registered architect and has been Chairman of JGA, Inc., a retail design, brand and strategic consulting firm, since 1995. Mr. Nisch and JGA have worked with the Company in the repositioning of the mall and airport formats, as well as in the ongoing development of the Company's brand positioning.

Andrea M. Weiss, 46
Director

   Ms. Weiss has been President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, since May 2001. From May 1998 to February 2001, Ms. Weiss served as Executive Vice President and Chief Stores Officer of The Limited, Inc., where she was responsible for developing and directing retail operations and sales strategy for more than 5000 retail stores. She served as President of Retail of Guess, Inc. from February 1996 to April 1998, where she oversaw all aspects of the retail division, including merchandising, retail and factory store operations, real estate and marketing. From May 1992 to February 1996, Ms. Weiss was Senior Vice President and Director of Stores at Ann Taylor Stores, Inc., where she was responsible for store operations during the Company's expansion to over 350 stores. From April 1990 to May 1992, Ms. Weiss served as Director of Merchandise Operations at the Walt Disney Company. Ms. Weiss serves on the Board of Trustees of Hampton University, Hampton, Virginia.

In Fiscal 1999, during Mr. Anathan's tenure as an executive officer of Filene's Basement Corp., that corporation filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

Board Recommendation

   The Board of Directors recommends a vote "FOR" each of the director nominees listed above. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of April 19, 2002 (unless otherwise indicated) (i) individually by the chief executive officer and each of the other officers of the Company listed in the Summary Compensation Table contained in this Proxy Statement (the "Named Executive Officers") and by each director of the Company, (ii) by all executive officers and directors of the Company as a group and (iii) by each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                                  Common Stock Beneficially Owned(1)
                                                  ---------------------------------
                                                                       Percentage of
                                                    Number of           Outstanding
                                                     Shares               Shares
                                                  ---------            -------------
  FMR Corp.(2)...................................  836,600                  9.9%
   82 Devonshire Street
   Boston, MA 02109
  Goldman Sachs Asset Management(3)..............  745,352                  8.8%
   32 Old Slip
   New York, NY 10005
  David A. Rocker(4).............................  654,700                  7.7%
   c/o Rocker Partners, L.P.
   Suite 1759
   45 Rockefeller Plaza
   New York, NY 10111
  Dimensional Fund Advisors Inc.(5)..............  583,500                  6.9%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401
  Paradigm Capital Management, Inc.(6)...........  577,800                  6.8%
   Nine Elk Street
   Albany, NY 12207
  P.A.W. Capital Corp.(7)........................  550,000                  6.5%
   10 Glenville Street
   Greenwich, CT 06831
  Michael F. Anthony+*(8)........................  301,400                  3.6%
  Mone Anathan, III*(9)..........................   29,000                   **
  Michael L. Glazer*(10).........................   21,000                   **
  Robert F. White*(11)...........................   69,783                   **
  Kenneth E. Nisch*(12)..........................    3,167                   **
  Andrea M. Weiss*...............................        0                   **
  Philip Roizin+(12).............................   81,000                   **
  Alexander M. Winiecki+(12).....................   47,500                   **
  Gregory B. Sweeney+(12)........................    6,250                   **
  M. Rufus Woodard, Jr.+(13).....................   18,902                   **
  Kenneth J. Mesnik+(14).........................        0                   **
  All directors and executive officers as a group
    (11 persons)(15).............................  590,944                  7.0%

--------
 + Named Executive Officer.
 * Director of the Company or Nominee for Director.
** Less than 1% of the outstanding Common Stock.

 (1) Includes shares issuable pursuant to options held by the respective person or group which are presently exercisable or may be exercised within 60 days after the date of this Proxy Statement ("currently exercisable stock options") as set forth below.
 (2) Reflects ownership as of December 31, 2001 based upon a Schedule 13G/A dated February 13, 2002 and filed with the Securities and Exchange Commission.
 (3) Reflects ownership based upon a Schedule 13G dated February 14, 2002 and filed with the Securities and Exchange Commission ("SEC") on February 14, 2002. In accordance with the SEC Release No. 34-39538 (January 12, 1998), this filing reflects the securities beneficially owned by the asset management unit of Goldman, Sachs & Co. (the "Asset Management Unit"). This filing does not reflect securities, if any, beneficially owned by any other operating unit of Goldman, Sachs & Co. The Asset Management Unit disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which it or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which its affiliate is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Asset Management Unit.
 (4) Reflects ownership based upon a Schedule 13G/A, Amendment No. 2 dated March 7, 2002, and filed with the Securities and Exchange Commission on March 7, 2002. Includes: (1) 430,400 shares owned by Rocker Partners, L.P.; (2) 187,700 shares owned by Compass Holdings, Ltd.; and (3) 36,600 shares owned by Helmsman Holdings, Ltd. David Rocker has sole voting and dispositive power over the aggregate amount of 654,700 shares by virtue of his respective positions as the sole managing partner of Rocker Partners, L.P. and as president of Rocker Offshore Management Company, Inc., the investment advisor to Compass Holdings, Ltd. and Helmsman Holdings, Ltd.
 (5) Reflects ownership based upon a Schedule 13G dated January 30, 2002 and filed with the Securities and Exchange Commission on February 12, 2002. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
 (6) Reflects ownership based upon a Schedule 13G dated February 14, 2002 and filed with the Securities and Exchange Commission on February 14, 2002. Paradigm Capital Management, Inc. (Paradigm) is an investment advisor in accordance with 240.13d-1(b)(1)(ii)(E). All securities reported in the
     Schedule 13G report are owned by advisory clients of Paradigm.
 (7) Reflects ownership based upon a Schedule 13G, Amendment No. 3 dated February 11, 2002 and filed with the Securities and Exchange Commission on February 14, 2002. Shares are held by funds or managed accounts over which P.A.W. Capital Corp. or its majority shareholder and President, Peter A. Wright, has investment discretion.
 (8) Includes 300,000 shares issuable upon exercise of currently exercisable stock options.
 (9) Includes 18,000 shares issuable upon exercise of currently exercisable stock options.
(10) Includes 18,000 shares issuable upon exercise of currently exercisable stock options.
(11) Includes 18,000 shares issuable upon exercise of currently exercisable stock options.
(12) Consists solely of shares issuable upon exercise of currently exercisable stock options.
(13) Includes 18,750 shares issuable upon exercise of currently exercisable stock options.
(14) Mr. Mesnik resigned from the Company effective November 30, 2001.
(15) Includes 523,417 shares issuable upon exercise of currently exercisable stock options. See also notes (8) through (14) to this table.

                       BOARD OF DIRECTORS AND COMMITTEES

   During Fiscal 2001, the Board of Directors of the Company held six meetings. Each director attended at least 75 percent of the meetings of the Board and the Committees of which he is a member, except for Mr. Nisch. The Company pays to all directors who are not employees of the Company a quarterly fee of $2,500. Directors are reimbursed for their reasonable expenses in attending Board and Committee meetings.

   The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board does not have a Nominating Committee.

   The Audit Committee, which held six meetings during Fiscal 2001, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Committee deems appropriate. In addition, the Committee reviews the performance and retention of the Company's independent accountants and reviews with management such matters relating to compliance with corporate policies, as the Committee deems appropriate. Messrs. Anathan, White and Nisch, who are neither executive officers nor employees of the Company, served on the Audit Committee in Fiscal 2001.

   The Compensation Committee, which held two meetings during Fiscal 2001, administers the Company's stock option plans and cash bonus plan, reviews the administration and performance of the Company's retirement plans and recommends to the Board of Directors the compensation and other employment terms of the Company's executive officers. Messrs. Anathan, Glazer and White, who are neither executive officers nor employees of the Company, served on the Compensation Committee in Fiscal 2001.

   Mr. White will not stand for reelection as a director at the Annual Meeting and, accordingly, will not serve thereafter as a member of the Audit Committee or the Compensation Committee.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table sets forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for all services rendered to the Company for Fiscal 2001, Fiscal 2000 and Fiscal 1999.

                          Summary Compensation Table

                                                                               Long Term
                                                Annual Compensation         Compensation(3)
                                         ------------------------------    ------------------
         Name and                                           Other Annual     Common Shares       All Other
    Principal Position          Year      Salary  Bonus(1) Compensation(2) Underlying Options Compensation(4)
    ------------------       ----------- -------- -------- --------------- ------------------ ---------------
Michael F. Anthony.......... Fiscal 2001 $575,000 $  2,561          --             --             $10,343
 Chairman, President and     Fiscal 2000 $525,000 $368,332          --             --             $ 9,903
 Chief Executive Officer     Fiscal 1999 $500,833 $846,320          --             --             $ 9,150

Philip W. Roizin............ Fiscal 2001 $290,000 $  1,292          --             --             $ 8,466
 Executive Vice President,   Fiscal 2000 $275,000 $ 80,633          --             --             $ 7,388
 Finance and Administration  Fiscal 1999 $260,000 $198,448          --             --             $ 7,118

Alexander M. Winiecki....... Fiscal 2001 $260,000 $  1,158          --             --             $ 8,952
 Executive Vice President,   Fiscal 2000 $251,603 $ 73,304          --             --             $ 8,005
 Store Operations            Fiscal 1999 $230,000 $154,175          --             --             $ 7,987

Gregory B. Sweeney.......... Fiscal 2001 $250,000 $    835    $ 95,104(5)          --             $   743
 Vice President and
 General Manager
 Direct Marketing

M. Rufus Woodard, Jr........ Fiscal 2001 $190,378 $  1,002          --             --             $ 7,372
 Vice President,             Fiscal 2000 $180,000 $  3,774          --             --             $ 7,171
 Merchandising               Fiscal 1999 $158,850 $121,139          --             --             $ 6,806

Kenneth J. Mesnik........... Fiscal 2001 $310,000       --          --             --             $ 2,259
 Executive Vice President,   Fiscal 2000 $294,231 $ 86,391    $105,833(6)          --             $ 1,392
 Merchandising

--------
(1) Payments made under the Company's Management Incentive Bonus Plan (the "MIB Plan"), the principal performance-based cash compensation program for executive officers of the Company, in respect of performance in Fiscal 2001, Fiscal 2000 and Fiscal 1999 were, respectively, $0, $357,325 and $836,440 to Mr. Anthony; $0, $74,868 and $193,310 to Mr. Roizin; $0,
    $68,062 and $149,630 to Mr. Winiecki; $0, $81,674 and $0 to Mr. Mesnik; $0,
    $0 and $0 to Mr. Sweeney; and $0, $0 and $118,000 to Mr. Woodard. All other amounts in this column for Fiscal 2001, Fiscal 2000 and Fiscal 1999 were paid to the Named Executive Officer under the Company's Profit Sharing Plan, in which all employees of the Company participate.
(2) While each of the Named Executive Officers enjoys certain perquisites, such perquisites did not, except as disclosed, exceed the lesser of $50,000 or 10% of such officer's salary and bonus in each of the Fiscal 2001, Fiscal 2000 and Fiscal 1999.
(3) No other forms of Long Term Compensation were awarded to the Named Executive Officers in Fiscal 2001, Fiscal 2000 and Fiscal 1999.
(4) For Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively, All Other Compensation represents (i) the following dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each of the Named Executive Officers: Mr. Anthony--$3,543, $3,103 and $2,750; Mr. Roizin--$1,666, $588 and $718; Mr. Winiecki--$2,152,
    $1,205 and $1,587; Mr. Mesnik--$2,259, $1,392 and $0; Mr. Sweeney--$742, $0
    and $0; and Mr. Woodard--$571, $371 and $406; and (ii) the following dollar value of contributions made by the Company to the Company's defined contribution plan for the benefit of the Named Executive Officers: Mr. Anthony--$6,800, $6,800 and $6,400; Mr. Roizin--$6,800, $6,800 and $6,400;
    Mr. Winiecki--$6,800, $6,800 and $6,400; Mr. Mesnik--$0, $0 and $0;
    Mr. Sweeney--$0, $0 and $0; and Mr. Woodard--$6,800, $6,800 and $6,400. In
    March 1998, the Company froze the Brookstone Pension Plan, ceased its practice of making discretionary employer contributions to employee accounts under its defined contribution plan and instituted a non-discretionary employer matching contribution under such plan. See "Report of the Compensation Committee--March 1998 Amendments to the Pension and 401(k) Plans."
(5) Includes a reimbursement of $45,104 in relocation expenses and a signing bonus of $50,000.

(6) Includes a reimbursement of $25,833 in relocation expenses and an $80,000 signing bonus pursuant to Mr. Mesnik's employment agreement. As noted earlier, Mr. Mesnik resigned from the Company, effective November 30, 2001.

                       Option/SAR Grants in Fiscal 2001

   The following table summarizes option grants during Fiscal 2001 to the Named Executive Officers and the potential realizable value of such options determined by formulas prescribed by the Securities and Exchange Commission. The assumed rates of stock price appreciation are hypothetical; the actual value of the options, if any, will depend on the future performance of the Company's stock. No stock appreciation rights were granted during Fiscal 2001.





                                            Individual Grants                     Potential Realizable Value
                         --------------------------------------------------------   at Assumed Annual Rate
                          Number of  % of Total Options                           of Stock Price Appreciation
                         Securities      Granted to                                     for Option Term
                         Underlying     Employees in    Exercise Price Expiration ---------------------------
          Name           Options (#)    Fiscal Year         (/Sh)         Date       5% ($)       10% ($)
          ----           ----------- ------------------ -------------- ----------   --------     ----------
Michael F. Anthony......       --             --                --            --        --             --
Philip W. Roizin........       --             --                --            --        --             --
Alexander M. Winiecki...       --             --                --            --        --             --
Gregory B. Sweeney(1)...   50,000          39.22%           $14.25      2/4/2011  $448,087     $1,135,542
M. Rufus Woodard, Jr.(2)    4,000           3.14%           $13.74     8/28/2011  $ 34,564     $   87,592
Kenneth J. Mesnik.......       --             --                --            --        --             --

--------
(1) On February 4, 2001, options were granted to Mr. Sweeney pursuant to Brookstone's 1992 Equity Incentive Plan. Twenty five thousand (25,000) options vest 25% on the first through the fourth anniversaries of the grant date. Twenty five thousand (25,000) options vest 100% on the fourth anniversary of the grant date.
(2) On August 28, 2001, options were granted to Mr. Woodard pursuant to Brookstone's 1999 Equity Incentive Plan. Such options vest 25% on the first through fourth anniversaries of the grant date.

   The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during Fiscal 2001, (ii) the number of unexercised options held by the Named Executive Officers as of February 2, 2002 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($11.50 at February 2, 2002) exceeds the exercise price) as of February 2, 2002:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                              Number of Securities      Value of Unexercised
                                                             Underlying Unexercised         In-the-Money
                                                                 Options/SARs at           Options/SARs at
                                   Shares Acquired  Value       February 2, 2002          February 2, 2002
               Name                  on Exercise   Realized Exercisable/Unexercisable Exercisable/Unexercisable
               ----                --------------- -------- ------------------------- -------------------------
Michael F. Anthony . . . . . .....         --            --      362,500/212,500          $850,000/$275,000
Philip W. Roizin . . . . . . . . .         --            --        68,500/61,500          $ 88,375/ $66,000
Alexander M. Winiecki . . . ......     28,490      $417,045        44,752/38,750          $  89,757/$55,000
Gregory B. Sweeney . . . . . .....         --            --             0/50,000          $            0/$0
M. Rufus Woodard, Jr. . . . ......         --            --         18,750/7,750          $     29,938/$938
Kenneth J. Mesnik . . . . . . . ..         --            --             12,500/0          $            0/$0

Pension Plan

   The Company has a defined benefit Pension Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, for eligible employees who have completed one year of service with 1,000 or more hours of employment. In general, all employees of the Company are eligible to participate, excluding (i) a director of the Company who is not employed by the Company in any other capacity and (ii) any person whose compensation consists of a retainer or a fee. In March 1998, the Board of Directors approved an amendment to the Pension Plan such that no future benefits will accrue under the Plan beyond May 31, 1998. No further years of service beyond 1998 will be counted toward the calculation of benefits and final average compensation rates have been curtailed as of May 31, 1998. See "Report of the Compensation Committee--March 1998 Amendments to the Pension and 401(k) Plans."

   As a result of the foregoing freeze of benefit accruals, the monthly vested benefits of the Named Executive Officers will not change. The following monthly vested benefits will be paid to the Named Executive Officers beginning at normal retirement age of 65 based upon a single life annuity benefit: Mr. Anthony $693.82; Mr. Roizin $338.33; Mr. Winiecki $1,261.55; and Mr. Woodard $451.45. Mr. Sweeney and Mr. Mesnik had no credited service as of May 31, 1998, therefore they have no monthly vested benefits.

Employment Agreements

   Mr. Anthony has entered into an employment agreement with the Company expiring upon the earliest to occur of his resignation, death, permanent disability or incapacity or his termination by the Company with or without cause. The agreement provides for an annual salary, participation in the MIB Plan and any other performance-based compensation programs available to the Company's senior executives, and for certain fringe benefits, including contributions for health and dental coverage, term life insurance in an amount of at least $1,000,000, long term disability coverage, participation in the Company's Pension Plan, and certain other benefits. The agreement provides that if Mr. Anthony is terminated by the Company without cause (as defined) or terminates his employment for good reason (as defined), Mr. Anthony is entitled, subject to complying with certain confidentiality and non-competition obligations, to continued payment of his base salary and certain of his fringe benefits until twelve months following termination of his employment, as well as a pro rata bonus payment under the MIB Plan for the fiscal year in which termination occurs based upon the number of days he was employed in such year. Severance benefits are reduced by any amounts received by Mr. Anthony from other employment during the severance period. If Mr. Anthony's employment terminates because of his death, disability or incapacity, Mr. Anthony is entitled to a pro rata bonus payment under the MIB Plan for the fiscal year in which such termination occurs based upon the number of days he was employed in such year and payments to which he is entitled under any other Company benefit plans, including any long-term disability plan. The agreement also provides that Mr. Anthony shall not disclose or use any confidential information of the Company and not compete with the Company during the period of his employment and for one year thereafter, unless Mr. Anthony's employment is terminated without cause, in which case the non-competition period ends upon Mr. Anthony's termination. The agreement provides that Mr. Anthony will not recruit any employee of the Company for employment in any other business until one year after the termination of Mr. Anthony's employment with the Company.

   Mr. Roizin, Mr. Winiecki, Mr. Woodard and Mr. Sweeney are employed by the Company pursuant to employment agreements providing for a base salary and participation in the MIB Plan and various other employee benefit plans, including medical, vacation, disability and pension. These agreements provide for a severance benefit if the executive is terminated for any reason other than cause consisting of base salary continuation for 12 months following termination (subject to offset for income earned from other employment or from self-employment).

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee is responsible for approving and recommending to the Board of Directors the compensation of executive officers of the Company and administers the Company's 1992 Equity Incentive Plan, Management Incentive Bonus Plan and 1999 Equity Incentive Plan. The Committee regularly reports on its activities to the Board of Directors. The Committee was comprised in Fiscal 2001 of three outside directors who are not officers or employees of the Company and who were not eligible to participate in any of the plans or programs that the Committee administers.

Compensation Philosophy

   The Company's executive compensation programs are based on the belief that the interests of the Company's executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented towards a pay-at-risk philosophy that ties a significant portion of overall compensation to the financial performance of the Company. The Committee has established the following principles to guide development of the Company's compensation programs and to provide a framework for compensation decisions:

  . provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value; and

  . establish annual incentives for senior management that are directly tied to the overall financial performance of the Company.

Compensation Programs and Practices

   Base Salary. Salaries of executive officers are established by the Committee based on an executive officer's scope of responsibilities, level of experience, individual performance and contribution to the business. From time to time, the Company conducts salary surveys to determine whether the salaries of its employees, including its executive officers, are in line with retailers of similar size.

   Management Incentive Bonus Plan. The Company has in effect a Management Incentive Bonus Plan (the "MIB") under which executive officers and other key management employees selected by the Board may receive incentive awards in the form of cash bonuses and may under certain circumstances receive additional awards in the form of MIB Options granted under the 1992 Equity Incentive Plan. The purpose of the MIB Plan is to tie a significant portion of annual pay directly to key financial results. Bonus awards are based on annual performance criteria established by the Committee with respect to attainment by the Company of specified levels of income from operations, as well as performance criteria applied on an individual basis. The Company must attain a threshold level of income from operations in order for MIB Plan participants to be eligible for any bonus payments under the Plan. MIB Plan participants earn awards defined in terms of percentages of their base salaries. These percentages are determined by the Company's attainment of specified levels of income from operations, with higher levels of income from operations resulting in higher percentages. Unless altered by the Committee, participants automatically receive 70% of the percentage of base salary so determined if the Company attains the target level of income from operations and can earn the remaining 30% based upon individual performance. Individual performance criteria are determined by the Committee toward the beginning of each fiscal year. In the case of executive officers other than the Chief Executive Officer, individual performance criteria are determined after taking into consideration the recommendation of the Chief Executive Officer.

   In Fiscal 2001, the Company did not meet the threshold level of income from operations established by the Committee in order for bonuses to be payable under the Plan. As a result, no bonuses were payable under the plan.

   Unless modified by the Board or the Committee, the MIB Plan provides for annual limits on cash bonuses payable pursuant to the MIB Plan equal to 100% of base salary, in the case of the Chief Executive Officer, and 75% of base salary, in the case of other participants.

   In addition, if an individual and the Company attain performance criteria in excess of levels yielding the maximum cash bonus award payable to him or her under the MIB Plan, the Company must either (i) award options under the 1992 Equity Incentive Plan to such individual to purchase that number of shares of Common Stock equal to the additional bonus that would have been payable under the MIB Plan absent the applicable cash bonus limit divided by the fair market value of a share of Common Stock on the date of grant or (ii) award the participant cash in an amount equal to the value of such options at the time of grant (or a combination of such awards). In the case of options, the aggregate of such awards for all participants cannot exceed 50,000 shares with respect to any one fiscal year. The exercise price of any such options will be 100% (110% in the case of an incentive stock option granted to a 10% shareholder) of the fair market value at the time of grant, and, unless otherwise specified at the time of grant, such options become exercisable in equal increments on each of the first through third anniversaries of the date of grant. In Fiscal 2001, participants in the MIB Plan did not earn awards in excess of their maximum cash bonuses.

   Profit Sharing Plan. The Company has in effect a Profit Sharing Plan under which employees (including all of the Company's executive officers) who are regularly scheduled to work 52 weeks per year and have been employed by the Company for more than 90 days participate. The Profit Sharing Plan provides for a bonus pool equal to a specified percentage of net income established year-to-year by the Board of Directors (5% for Fiscal 2001), less the amount paid by the Company in respect of Pension Plan funding obligations. Participants who are hourly employees receive an amount calculated on the basis of their W-2 earnings equal to their pro rata share of such bonus pool. Participants who are salaried employees receive an amount calculated on the basis of their base wage equal to their pro rata share of such bonus pool.

   401(k) and Pension Plan. The 401(k) Plan provides for a non-discretionary employer matching contribution equal to four percent of each participant's covered compensation (subject to the maximum salary level prescribed in the Internal Revenue Code). The Brookstone Pension Plan was amended in March 1998 such that no future benefits would accrue after May 31, 1998.

   Stock Options. The Committee strongly believes that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the form of stock options provide a vehicle to reward executives only if there is an increase in stockholder value. Stock options are granted to executive officers and selected employees whose contributions and skills are important to the long-term success of the Company.

   On July 3, 1997, the Committee granted options to purchase up to 265,000 shares of the Company's Common Stock to the Company's seven executive officers in office at that time. Each of these options vests automatically on July 3, 2002, or earlier if and when: (a) as to the first 20 percent of each such grant, the closing market value of the Company's Common Stock (the "Market Value") has equaled or exceeded $15 per share for a period of 30 consecutive trading days, (b) as to the second 30 percent of each such grant, the Market Value has equaled or exceeded $20 per share for a period of 30 consecutive trading days and (c) as to the final 50 percent of each such grant, the Market Value has equaled or exceeded $25 per share for a period of 30 consecutive trading days.

Discussion of Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

   Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1995 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. To date, the annual cash compensation payable to any executive officers has not exceeded the $1 million threshold. In addition, the Company's 1992 Equity Incentive Plan has been designed so that stock options and stock appreciation rights granted under such Plan will be excluded from the deduction limit and to provide flexibility for certain other awards to so qualify.

                                          Compensation Committee

                                          Robert F. White
                                          Mone Anathan, III
                                          Michael L. Glazer

                               PERFORMANCE GRAPH

   The following stock price performance graph compares the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of the NASDAQ Retail Trade Stocks from February 1, 1997 through February 2, 2002.

                                    [GRAPH]

                         2/1/97 1/31/98 1/30/99 1/29/00 2/3/01 2/2/02
                         ------ ------- ------- ------- ------ ------
          Brookstone Inc 100.00 146.15  176.16  207.69  175.38 141.54
          S&P 500 Index. 100.00 127.08  169.00  186.39  185.01 155.29
          NASDAQ Retail. 100.00 116.63  142.32  115.76   89.71 105.71

--------
Note: The stock price performance on the graph above is not necessarily indicative of future price performance.

    RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

   Based upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP to serve as independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 2003. PricewaterhouseCoopers LLP's predecessor, Price Waterhouse LLP, served as the Company's independent accountants since the fiscal year ending February 1, 1992. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Board Recommendation

   The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is composed of three independent directors (as defined by the NASDAQ Exchange). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A.

   Our responsibility is to assist the Board of Directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's internal and external auditors.

   The Audit Committee met and held discussions with management and the independent accountants. We reviewed and discussed the audited consolidated financial statements for Fiscal 2001 with the Company's management. We also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61.

   We received from the independent accountants the written disclosures required by Independent Standards Board Standard No. 1 and discussed with the independent accountants that firm's independence.

   We received the following information concerning the fees of the independent accountants for Fiscal 2001 and have considered whether the provision of the non-audit services is compatible with maintaining the independence of the independent accountants:

     .  Audit Fees (including review of 10-Q's)...................... $194,000
     .  Financial Information Systems Design and Implementation Fees. $     --
     .  All Other Fees............................................... $ 90,000

   "All Other Fees" consist of amounts billed primarily for the following professional services: $70,000 for audit related services (employee benefit plan audit, statutory audit and other attest services), $10,000 for income tax compliance and related tax services and $10,000 for other professional services.

   Based on the foregoing, we have recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2001, to be filed with the Securities and Exchange Commission.

                                          By the Audit Committee:

                                          Mone Anathan III
                                          Kenneth E. Nisch
                                          Robert F. White

                           CERTAIN RELATIONSHIPS AND
                             RELATED TRANSACTIONS

   Kenneth E. Nisch is the Chairman of JGA, Inc. Mr. Nisch and JGA have worked with the Company in the repositioning of the mall and airport formats, as well as in the ongoing development of the Company's brand positioning. During fiscal year 2001 the Company engaged JGA for consulting services totaling approximately $41,000.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

   To the Company's knowledge, the Company's directors, executive officers and stockholders representing beneficial ownership of greater than ten percent of the Company's outstanding common stock filed the necessary forms within the time frames set forth in Section 16(a), with the exception of late filings by Mr. Anathan, with respect to an exercise of options, and by Mr. Winiecki, with respect to the exercise of options and the sale of the corresponding shares.

                             SHAREHOLDER PROPOSALS

   Proposals of stockholders submitted for consideration at the 2003 Annual Meeting of Stockholders must be received by the Company not later than February 14, 2003 in order to be considered for inclusion in the Company's proxy material for that meeting.

   The By-laws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. In general, notice must be received by the Company not less than 60 days nor more than 90 days prior to the meeting and must contain certain specified information concerning the stockholder submitting the proposal. In addition, the By-laws require that any such nomination of candidates for election as a director be accompanied by a petition signed by at least 100 record holders of capital stock entitled to vote in the election of directors, representing in the aggregate 1% of the outstanding capital stock entitled to vote thereon. Such procedures also authorize regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

                                OTHER BUSINESS

   The Board of Directors knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

                                                                      EXHIBIT A

                               BROOKSTONE, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

   The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

  . Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

   The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.3 below.

IV.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended ("SAS No. 61").

3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' audit of the financial statements of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5. Oversee independence of the accountants by:

  . receiving from the accountants, on an annual basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

  . reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

  . recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

6. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the latest fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

7. In conjunction with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

9. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

10. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Legal Compliance/General

11. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

12. Report through its Chairperson to the Board following meetings of the Audit Committee.

13. Maintain minutes or other records of meetings and activities of the Audit Committee.

                                                                     1176-PS-02

                                  DETACH HERE                            ZBSI12


                                     PROXY

                                BROOKSTONE, INC.

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 10, 2002, in connection with the 2002 Annual Meeting of Stockholders to be held at 9:30 a.m., on June 11, 2002, at The Fleet Training Center, 7th floor, One Federal Street, Boston, Massachusetts, and hereby appoints Michael F. Anthony and Philip W. Roizin and both of them (with full power to act alone), the attorneys and proxies of the undersigned with power of substitution to both to vote all shares of the Common Stock of Brookstone, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement:

     Election of all 5 directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

NOMINEES:

(01) Michael F. Anthony, (02) Mone Anathan, III, (03) Michael L. Glazer,
(04) Kenneth E. Nisch, (05) Andrea M. Weiss.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-----------                                                         -----------

BROOKSTONE, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940




                                  DETACH HERE                             ZBSI11


[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

1.   Election of Directors (see reverse)
               FOR                 WITHHELD
               [_]                    [_]

     [_] ______________________________________
         For all nominees except as noted above

                                                       FOR   AGAINST   ABSTAIN
                                                       [_]     [_]       [_]
2.   Ratify the appointment of PricewaterhouseCoopers
     LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 2003.



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [_]

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                  Date:       Signature:                  Date:
          ------------------     -------          ------------------     -------